 Exhibit (a)(1)(D)
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Science 37 Holdings, Inc.
at
$5.75 Net Per Share in Cash
Pursuant to the Offer to Purchase
Dated February 12, 2024
by
Marlin Merger Sub Corporation
a wholly-owned subsidiary of
eMed, LLC
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY OF MONDAY, MARCH 11, 2024, UNLESS THE OFFER IS EXTENDED.
February 12, 2024
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated February 12, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Marlin Merger Sub Corporation, a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of eMed, LLC, a limited liability company organized under the laws of the State of Delaware (“Parent”), to purchase all outstanding shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Science 37 Holdings, Inc., a Delaware corporation (“Science 37”), at a purchase price of $5.75 per Share, net to the seller in cash (such price, or any different price per Share as may be paid in the Offer, the “Offer Price”), without interest and subject to any tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase.
Also enclosed is Science 37’s Solicitation/Recommendation Statement on Schedule 14D-9.
THE BOARD OF DIRECTORS OF SCIENCE 37 HAS UNANIMOUSLY RECOMMENDED THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.
WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR YOUR ACCOUNT.
We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the enclosed Offer.
Your attention is directed to the following:
1.
The Offer Price for the Offer is $5.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer to Purchase.

2.   The Offer is being made for all outstanding Shares.
3.
The Science 37 board of directors has unanimously (i) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (ii) determined that the terms of the Merger Agreement and the Offer and the Merger are fair to, and in the best interests of, Science 37 and its stockholders, (iii) determined that the Offer Price is fair to Science 37’s stockholders, (iv) authorized and approved the execution, delivery and performance by Science 37 of the Merger Agreement and the consummation by Science 37 of the Offer and the Merger, (v) determined that the Merger shall be effected as soon as practicable following the satisfaction of all conditions set forth in the Merger Agreement without a vote of the Science 37’s stockholders pursuant to Section 251(h) of the Delaware General Corporation Law (“DGCL”), and (vi) recommended that Science 37’s stockholders accept the Offer and tender their Shares to Purchaser in response to the Offer.

4.
The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of January 28, 2024 (the “Merger Agreement”), by and among Parent, Purchaser and Science 37. Pursuant to the Merger Agreement, following the completion of the Offer and the satisfaction or waiver of all of the conditions to the Merger, Purchaser will be merged with and into Science 37 (the “Merger”) without a vote of the stockholders of Science 37 in accordance with Section 251(h) of the DGCL and Science 37 will survive as a wholly-owned subsidiary of Parent (“Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each Share not previously purchased in the Offer (other than (i) Shares (if any) that, immediately prior to the Effective Time were held by Science 37 in treasury or held directly by Parent or Purchaser and (ii) Shares that are outstanding immediately prior to the Effective Time and that are held by a Science 37 stockholder who properly demands and perfects appraisal rights under Delaware law) will be converted into the right to receive the Offer Price in cash, without interest and subject to any tax withholding.

5.
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY OF MONDAY, MARCH 11, 2024 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY PURCHASER, WILL EXPIRE.

6.
The Offer is not subject to any financing condition. The Offer is conditioned on, among other things, there being validly tendered pursuant to the Offer and “received” by the “depository” (as such terms are defined in Section 251(h) of the DGCL) and not properly withdrawn prior to 12:00 Midnight, New York City time, at the end of the day of Monday, March 11, 2024 (unless the Offer is extended), Shares that, considered together with the number of Shares (if any) then owned by Parent and Purchaser (and excluding Shares tendered in the Offer pursuant to guaranteed delivery procedures that have not yet been “received,” as such term is defined in Section 251(h) of the DGCL, by the depositary for the Offer pursuant to such procedures), equals at least a majority in voting power of the Shares then issued and outstanding. The Offer is also subject to certain other customary conditions set forth in the Offer to Purchase, as described in Section 14 — “Conditions of the Offer” of the Offer to Purchase.

7.
Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or Saratoga Proxy Consulting LLC, which is acting as the information agent for the Offer, or transfer taxes on the tender of Shares in the Offer. However, U.S. federal income tax backup withholding may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. Stockholders with Shares held through a broker, dealer, bank, trust company or other nominee should consult with their broker or other nominee to determine whether any other charges will apply.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof.

An envelope to return your instructions to us is enclosed. If you instruct us to tender your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.
YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.
Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by Continental Stock Transfer & Trust Company (the “Depositary”) of (i) a timely Book-Entry Confirmation (as defined in the Offer to Purchase), (ii) a properly completed and duly executed Letter of Transmittal (or a manually executed facsimile thereof) or an Agent’s Message (as defined in the Offer to Purchase) if submitted in lieu of a Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when the foregoing documents are actually received by the Depositary at one of its addresses.
UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.
Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction where the securities, “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Instructions with Respect to the
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Science 37 Holdings, Inc.
at
$5.75 Net Per Share in Cash
Pursuant to the Offer to Purchase
Dated February 12, 2024
by
Marlin Merger Sub Corporation
a wholly-owned subsidiary of
eMed, LLC
The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated February 12, 2024 (as it may be amended from time to time, the “Offer to Purchase”), and the related Letter of Transmittal relating to shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Science 37 Holdings, Inc., a Delaware corporation (“Science 37”).
This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.
The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to Continental Stock Transfer & Trust Company (the “Depositary”) will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.
Number of Shares to be Tendered:(1)	SIGN HERE
Shares*
Signature(s)
Name(s) (Please Print)
Address(es)
(Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security Number
Dated:
(1)
Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.